Exhibit 3.57

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of VEOLIA ES CYPRESS ACRES LANDFILL, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of the corporation is G82885.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Second day of November, 2012

Ken Detzner

Secretary of State

FLORIDA DEPARTMENT OF STATE

THE ATTACHED COPIES ARE

THE BEST AVAILABLE.

SOME OR ALL OF THE ORIGINAL

DOCUMENTS SUBMITTED FOR

FILING WERE NOT SUITABLE FOR

MICROFILMING.

ARTICLES OF INCORPORATION

OF

SANDMAN TRUCKING, CORP.

We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, providing for the formation, liabilities, rights, privileges and immunities of a corporation for profit, and to that end we set forth:

ARTICLE I

NAME

The name of this corporation shall be:

SANDMAN TRUCKING, CORP.

ARTICLE II

GENERAL NATURE OF BUSINESS

The general nature of business and the objects and purposes proposed to be transacted by this corporation, is any activity or business permitted under the laws of the State of Florida, and the laws of the United States of America.

Article III

CAPITAL STOCK

The amount of capital stock for this corporation shall be 100 shares of per value of $1.00 per share.

ARTICLE IV

AMOUNT OF CAPITAL WITH WHICH TO BEGIN BUSINESS

The amount of capital with which this corporation shall commence business is not less than FIVE HUNDRED ($500.00) DOLLARS

ARTICLE V

CORPORATE EXISTENCE

This corporation shall have perpetual existence unless sooner dissolved according to law.

ARTICLE VI

CORPORATE EXISTENCE

This corporation shall have perpetual existence unless sooner dissolved according to law.

ARTICLE VI

PRINCIPAL PLACE OF BUSINESS

The principal place of business of said corporation shall be [UNCLEAR] 2, Box 75, Oklawaha, FL 32679, with the privileges of having branch offices at other places within and without the State of Florida.

ARTICLE VII

NUMBER OF DIRECTORS

The number of directors of this corporation shall be no less than one or more than ten. There shall [UNCLEAR] this corporation until the number [UNCLEAR] under the by-laws of this corporation.

ARTICLE VIII

INCORPORATORS AND FIRST BOARD OF DIRECTORS

The name and address of the incorporators and the First Board of Directors of this corporation who shall hold office for the first year or until their successors are chosen, who are of age and are citizens of the United States of America shall be:

Name	Address
Clinton F. Mims, Jr.	Rt. 2, Box 75, Oklawaha, FL 32679
James R. Gantt, Jr.	Rt. 1, Box 210, Oklawaha, FL 32679

ARTICLE IX

INTERNAL REVENUE CODE

This corporation is being incorporated pursuant to provisions of Section 1244 of the Internal Revenue Code and the regulations pertaining thereto.

ARTICLE X

STOCK SUBSCRIBERS

The name and address of the subscribers and the number of shares of stock and value thereof which they agree to take are as follows:

Name & Address	No. of Shares	Value
Clinton F. Mims, Jr. Rt. 2, Box 75 Oklawaha, FL 32679	80	$80.00
James R. Gantt, Jr. Rt. 1, Box 210 Oklawaha, FL 32679	20	$20.00

ARTICLE XI

OFFICERS OF THE CORPORATION

The following shall constitute and be the officers of the corporation for the first year or until successors in office are qualified and elected:

Name	Office
Clinton F. Mims, Jr.	President/Treasurer
James R. Gantt, Jr.	Vice President/Secretary

ARTICLE XII

RIGHT OF FIRST REFUSAL

Clinton F. Mims, Jr. reserves the right of first refusal to purchase all shares of stock owned by James R. Gantt, Jr. at any time they may be offered for sale.

ARTICLE XIII

The name and address of the registered agent and the registered office are as follows:

Name	Address
Clinton F. Mims, Jr.	Rt. 2, Box 75, Oklawaha, FL 32679

The address of the registered office of the corporation shall be Rt. 2, Box 75, Oklawaha, FL 32679.

IN WITNESS WHEREOF, we have hereunto set our hands and acknowledge to be filed in the office of the Secretary of State the foregoing Articles of Incorporation, this, the 27th day of January, 1984.

Clinton F Mims, Jr.

James R. Gantt, Jr.

STATE OF FLORIDA )

ss:

COUNTY OF MARION )

I hereby certify that on this day personally appeared before me, the undersigned officer, duly qualified to take acknowledgements, Clinton F. Mims, Jr. and James R. Gantt, Jr., to me well known to be the persons described in and who acknowledged to me that they executed the foregoing Articles of Incorporation as a free act and deed for the uses and purposes therein set forth and expressed.

Witness my hand and seal this, the 27th day of January, 1984.

NOTARY PUBLIC, State of Florida

My Commission expires:

Notary Public, State of Florida

My Commission expires July 31, 1987

                     PACE OF BUSINESS OR              FOR THE                              WITHIN THIS STATE,              ACTING AS AGENT UPON

In pursuance of Chapter 48.091, Florida Statutes, [UNCLEAR] is submitted in compliance with said Act:

First, that SANDMAN TRUCKING, CORP., desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation, at the city of Oklawaha, County of Marion and State of Florida has named Clinton F. Mims, Jr., located at Rt. 2, Box 75, Oklawaha, FL 32679, as its agent to accept service of process within the state.

ACKNOWLEDGEMENT:

Having been named to accept service of process for the above stated corporation, at place designated in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.

Clinton F. Mims, Jr.

ARTICLES OF AMENDMENT

OF

SANDMAN TRUCKING, CORP.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned Corporation adopts these Articles of Amendment.

FIRST: The Name of the Corporation is Sandman Trucking, Corp.

SECOND: The Articles of Incorporation of this Corporation are amended by changing the Article numbered 1 so that, as amended, said Article shall read as follows:

The name of the corporation shall be Superior Cypress Acres Landfill, Inc.

THIRD: The Amendment to the Articles of Incorporation of the Corporation set forth above was adopted on the 15th day of May, 1998.

FOURTH: The Amendment was approved by the sole shareholder.

Signed this 5th day of June, 1998

SANDMAN TRUCKING CORP

By:

Scott S. Cramer, Assistant Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

Superior Cypress Acres Landfill, Inc.

(present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article I

The name of the corporation shall be Onyx Cypress Acres Landfill, Inc.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment’s adoption: November 15, 2002. The effective date of the amendment is: December 31, 2002.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

☒ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by             .” voting group

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 15th day of November, 2002

Signature

(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

OR

(By a director if adopted by the directors)

OR

(By an incorporator if adopted by the incorporators)

Jane A. Fowler

Typed or printed name

Secretary

Title

Articles of Amendment

to

Articles of Incorporation

of

Onyx Cypress Acres Landfill, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

682885

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Veolia ES Cypress Acres Landfill. Inc.

(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”) (A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article I

The name of the corporation shall be: Veolia ES Cypress Acres Landfill, Inc. (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A

(continued)

The date of each amendment(s) adoption: December 31, 2005

Effective date if applicable: July 1, 2006

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by             .” (voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Onyx Cypress Acres Landfill, Inc.

Signature

(By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Henry P. Karius

(Typed or printed name of person signing)

Assistant Treasurer

(Title of person signing)

FILING FEE: $35

December 3, 2012

FLORIDA DEPARTMENT OF STATE

DIVISION OF CORPORATIONS

ADVANCED DISPOSAL SERVICES CYPRESS ACRES LANDFILL, INC.

125 SOUTH 84TH STREET

SUITE 200

MILWAUKEE, WI 53214 US

Re: Document Number G82885

The Articles of Amendment to the Articles of Incorporation of VEOLIA ES CYPRESS ACRES LANDFILL, INC. which changed its name to ADVANCED DISPOSAL SERVICES CYPRESS ACRES LANDFILL, INC., a Florida corporation, were filed on December 3, 2012.

This document was electronically received and filed under FAX audit number H12000282334.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Annette Ramsey

Regulatory Specialist II

Division of Corporations                     Letter Number: 712A00028649

P.O. BOX 6327 — Tallahassee, Florida 32314

COVER LETTER

TO: Amendment Section

Division of Corporations

NAME OF CORPORATION: Veolia ES Cypress Acres Landfill, Inc.

DOCUMENT NUMBER: G82885

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Cameron Brown

Name of Contact Person

Winston and Strawn LLP

Firm/ Company

200 Park Avenue

Address

New York, NY 10166

City/ State and Zip Code

csbrown@winston.com

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Cameron Brown at:                      (212)         294-5306

Name of Contact Person             Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee	☐ $43.75 Filing Fee &Certificate of Status	☐ $43.75 Filing Fee &Certified Copy (Additional copy is enclosed)	☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment

to

Articles of Incorporation

of

Veolia ES Cypress Acres Landfill, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

G82885

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Advanced Disposal Services Cypress Acres Landfill, Inc. The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc.,” or “Co”. .A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable: N/A

(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: N/A

(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered agent: N/A

(Florida street address)

New Registered Office Address: Florida.

(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P=President; V=Vice President; T=Treasurer; S=Secretary; D=Director; TR=Trustee;

C=Chairman or Clerk; CEO=Chief Executive Officer; CFO=Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action	Title	Name	Address
(Check One)

1) Change	PD	James M. Long	125 S. 84th Street
Add			Suite 200
X Remove			Milwaukee, WI 53214

2) Change	VTD	Raphael B. Bruckert	125 S. 84th Street
Add			Suite 200
X Remove			Milwaukee, WI 53214

3) Change	AT	Henry P. Karius	125 S. 84th Street
Add			Suite 200
X Remove			Milwaukee, WI 53214

4) X Change	AT	Michael C. Gunnelson	7915 Baymeadows Way
Add			Suite 300
Remove			Jacksonville, FL 32256

5) X Change	V	James M. Rooney	7915 Baymeadows Way
Add			Suite 300
Remove			Jacksonville, FL 32256

6) Change	V	Mike Dougherty	1029 Welsh Ayres Way
Add			Downingtown, PA 19335
X Remove

Please see Exhibit A attached hereto.

E. If amending or adding additional Articles, enter change(s) here: (Attach additional sheets, if necessary). (Be specific)

N/A

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: November 20, 2012

Effective date if applicable:

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by             .” (voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated November 29, 2012

Signature

(By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands or a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Christian B. Mills

(Typed or printed name of person signing)

Assistant Secretary

(Title of person signing)

Articles of Amendment

to

Articles of Incorporation

of

Veolia ES Cypress Acres Landfill, Inc.

# G82885

Exhibit A: Officers/Directors, continued:

No.	Type of Action	Title	Name	Address

7.	X Remove	Vice President and Secretary	Michael K. Slattery	200 E. Randolph Street, #7090, Chicago, IL 60601

8.	X Add	Director, Vice President—General Counsel, Secretary	Scott Friedlander	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

9.	X Add	Director, Deputy General Counsel, Assistant Secretary		Christian B. Mills 7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

10.	X Add	Chief Executive Officer	Charles C. Appleby	7915 Baymeadows Way Suite 300, Jacksonville, FL 32256

11.	X Add	President	Richard Burke	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

12.	X Add	Chief Operating Officer	Walter H. Hall, Jr.	7915 Baymeadows Way Suite 300, Jacksonville, FL 32256

13.	X Add	Chief Financial Officer, Treasurer	Steven R. Carn	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

14.	X Add	Chief Marketing Officer	Mary O’Brien	7915 Baymeadows Way, Suite 300 Jacksonville, FL 32256

15.	X Add	East Regional Vice President	Dave Lavender	7915 Baymeadows Way Suite 300, Jacksonville, FL 32256

16.	X Add	South Regional Vice President	Charlie Gray	7915 Baymeadows Way Suite 300, Jacksonville, FL 32256

17.	X Add	Vice President of Corporate Human Resources	Glenn Guest	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

18.	X Add	Vice President Landfills	Gerald Allen	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

19.	X Add	Senior Vice President—Operations	Randy Arnold	7915 Baymeadows Way Suite 300, Jacksonville, FL 32256

20.	X Add	Controller and Director of Finance and Accounting	Chris Diaz	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

21.	X Add	Corporate Director—Safety	Bobby Greene	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

22.	X Add	Vice President of Sales	George Sides	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

23.	X Add	Vice President of Risk Management	Marti Dickman	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256

24.	X Add	Vice President of Corporate Recycling	Eric James	7915 Baymeadows Way, Suite 300, Jacksonville, FL 32256